FINANCIAL SUPPORT UNDERTAKING

      THIS FINANCIAL SUPPORT UNDERTAKING (the "Undertaking") made by WARNER CHILCOTT PUBLIC LIMITED COMPANY ("Warner PLC"), a public limited company incorporated under the laws of Ireland, having an office at 345 Park Avenue, Eighth Floor, New York, New York 10154, and by Warner Chilcott (Bermuda) Limited ("Warner Bermuda"), an exempted company incorporated under the laws of Bermuda, having an address at P. O. Box HM1022, Hamilton HMDX Bermuda (Warner PLC and Warner Bermuda shall hereinafter be referred to collectively as "Warner") in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, having an office located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, as Agent for the Lenders under the Loan Agreement (as such terms are hereinafter defined).

                              W I T N E S S E T H:

      WHEREAS, pursuant to a certain Revolving Credit and Security Agreement dated of even date herewith by and between Warner Chilcott, Inc., a Delaware corporation (the "Borrower"), PNC Bank, National Association and one or more financial institutions named therein or which hereafter become a party thereto (together with PNC Bank, National Association, collectively, the "Lenders") and PNC Bank, National Association as the agent for the Lenders (PNC Bank, National Association in such capacity, the "Agent") (as such may be amended from time to time, the "Loan Agreement"), the Lenders have agreed to make certain Revolving Advances to the Borrower; and

      WHEREAS, as a condition precedent to the making of the Revolving Advances by the Lenders to the Borrower, Warner has agreed to financially support the operations of the Borrower in accordance with the provisions of this Undertaking; and

      WHEREAS, the Borrower is a wholly owned subsidiary of Warner PLC and Warner PLC and Warner Bermuda will derive benefits from the financial accommodations being accorded the Borrower by the Lenders pursuant to the terms of the Loan Agreement.

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make and/or continue to make the Revolving Advances (as each such term is defined in the Loan Agreement), and in consideration of the Revolving Advances made pursuant to the terms of the Loan Agreement and Other Documents, and to enable the Revolving Advances to be maintained or obtained by the Borrower under the terms of the Loan Agreement, Warner hereby agrees with the Lenders as follows:

            1. Warner shall, on a consolidated basis (exclusive of Borrower's accounts), establish and maintain during the term of the Loan Agreement, a balance in an amount of not less than $15,000,000 consisting of unpledged and unencumbered cash and cash equivalents in form and substance reasonably satisfactory to the Lenders. Warner will provide to the Lenders from time to time, at the request of the Lenders, evidence satisfactory to the Lenders that such balance has been established and is being maintained.

            2. Warner shall monitor the financial condition of the Borrower and provide the Borrower with sufficient funds to ensure that the Borrower maintains, at all times, Undrawn Availability as determined by the Agent, of not less than $1,500,000. In the event that Agent determines that such Undrawn Availability is less than $1,500,000 and so advises Warner pursuant to Section 9 hereof, Warner shall, within five (5) days of the sending of notice, provide the Borrower with sufficient funds to maintain Undrawn Availability of $1,500,000.

            3. In addition to and independent of its other obligations described herein, including, but not limited to those set forth in paragraphs 1 and 2 above, in the event the Borrower suffers Cash Losses (as hereinafter defined) based upon the Quarterly Financial Statements to be delivered to the Lenders by the Borrower pursuant to Section 9.8 of the Loan Agreement, Warner shall, on a quarterly basis and within three (3) days of receipt of notice from the Lenders, provide the Borrower by wire transfer with cash funds in an amount equal to: (a) Fifty percent (50%) of such Cash Losses with respect to the first $7,000,000 of actual cumulative Cash Losses incurred from the date hereof; and (b) One Hundred percent (100%) of all Cash Losses incurred in excess of $7,000,000, less amounts of cash provided by Warner to the Borrower during the applicable quarterly period. For the purposes hereof, the term "Cash Losses" shall mean and be defined as Borrower's net losses (or income) after taxes, plus depreciation, amortization and non-cash interest expense, less all non-cash income and less all distributions permitted under the Loan Agreement.

            4. All cash funds provided by Warner pursuant to clauses 2 and 3 of this Agreement shall be contributed to the Borrower as either equity or subordinated debt in form and substance reasonably satisfactory to the Agent and shall be deposited in Borrower's account at the Agent, Account #8008995934. All such cash funds provided by Warner pursuant to clauses 2 and 3 of this Undertaking shall remain with Borrower and may not be repaid or otherwise returned to Warner as long as the Loan Agreement remains in effect and any Obligations of Borrower remain outstanding.

            5. Warner PLC shall provide to the Agent within thirty (30) days after the end of each of Warner PLC's fiscal quarters, Warner PLC's financial statements in form and substance satisfactory to the Agent, together with all documentation submitted by Warner PLC to the Securities and Exchange Commission, including all Form 20Fs, as well as a Certificate by the Chief Financial Officer of Warner certifying as to all cash funds contributed by Warner to the Borrower, as well as specifically: (a) all cash funds delivered to the Borrower pursuant to the terms hereof and (b) all cash funds returned to Warner by Borrower other than cash paid to Warner for goods and services provided.

            6. The failure of Warner to comply with any of the terms or conditions contained herein shall be deemed an Event of Default under the Loan Agreement.

            7. This Undertaking is a continuing Undertaking and nothing shall terminate, discharge or satisfy the liability of Warner hereunder until the Obligations of the Borrower have been satisfied in full.

            8. The Lenders may, in their reasonable discretion, enforce the Obligations of Warner as contained herein and exercise any rights or remedies which the Lenders may have by law (such rights and remedies being cumulative and not alternative or exclusive) without pursuing or exhausting any rights or remedy the Lenders may have against the Borrower or any other person or entity for which the Lenders have with respect to any collateral or any guaranty or any or all of such Obligations. The Lenders need not join the Borrower or any other person or entity as a party in any action brought to enforce the provisions hereof; and the Lenders may exercise any right or remedy which they have under this Undertaking without regard to any actions or omissions of the Borrower or any other person or entity.

            9. All notices, requests and other communications pursuant to this Undertaking shall be in writing, to be either delivered by hand, overnight delivery, or sent certified mail, return receipt requested, addressed to the Agent at its office located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, ATTENTION: Business Credit Department, or to Warner at the address set forth on page 1 of this Undertaking, or at such other address as either may give notice to the other as herein provided. Any notice, request or communication hereunder shall be deemed to have been given when delivered. However, and notwithstanding any other term or provision contained herein to the contrary, Warner Bermuda hereby appoints Warner PLC as its Agent to receive all service of process arising out of any dispute relating to this Undertaking.

            10. Any capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

            11. This Undertaking shall be construed in accordance with and governed by the laws of the State of New Jersey.

            12. This Undertaking shall be binding upon Warner, as well as its successors or assigns and inure to the benefit of the Lenders and the Lenders' successors and assigns.

            13. WARNER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW JERSEY AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, OF ANY FEDERAL COURT LOCATED IN THE STATE OF NEW JERSEY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE UNDERTAKINGS. WARNER HEREBY WAIVES THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE.

            14.  WARNER  EXPRESSLY  WAIVES  THE  RIGHT  TO  TRIAL BY JURY IN ANY
      LITIGATION RELATING TO, IN CONNECTION WITH, OR ARISING OUT OF THIS UNDERTAKING OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION WITH ANY OF THE OBLIGATIONS.

      IN WITNESS WHEREOF, has executed this Undertaking this 30th day of March, 1998.

ATTEST:   WARNER CHILCOTT PUBLIC LIMITED COMPANY

/s/Paul S. Herendeen                        /s/Roger M. Boissonneault
------------------------------              ------------------------------------
PAUL S. HERENDEEN, EVP                      ROGER M. BOISSONNEAULT,  President
[SEAL]

                  WARNER CHILCOTT (BERMUDA) LIMITED

                  /s/Kevin Insley
                  ---------------------------------
                  KEVIN INSLEY, Vice  President